EXHIBIT 22

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.01, of Viatel Holding (Bermuda) Limited, a Bermuda corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated as of January 31, 2006.
                                          MORGAN STANLEY

                                          By:  /s/ Dennine Bullard
                                             -----------------------------------
                                               Name:   Dennine Bullard
                                               Title:  Authorized Signatory



                                          MORGAN STANLEY& CO. INCORPORATED

                                          By:  /s/ Dennine Bullard
                                             -----------------------------------
                                               Name:  Dennine Bullard
                                               Title: Authorized Signatory